Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement Nos. 333-86467, 333-65225, 333-41104, 333-65356, 333-35800 and 333-35798 on Form S-8 and Registration Statement Nos. 333-34854 and 333-69592 on Form S-3 of Wisconsin Energy Corporation of our report dated February 7, 2003, appearing in this Current Report on Form 8-K of Wisconsin Energy Corporation.

/s/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Milwaukee, Wisconsin
February 7, 2003